UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  February 18, 2010

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936
(Address of Principal Executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On February 18, 2010, the board of directors (the "Board") of Comverge, Inc. appointed R. Blake Young as President and Chief Executive Officer the Company.  Mr. Young has served as a member of the Board since 2006 and will continue to serve as a non-independent director, but will no longer serve on the Board’s presently constituted committees.  Mr. Young previously served as chairman of the compensation committee and as a member of nominating and corporate governance committee of the Board.

Mr. Young, 51, was the founder and Managing Partner of Cap2ity Consulting Group, a business, technology and management consulting group from June 2009 to February 2010.  Previously, he served as Senior Vice President, Global IT & Technology for BG Group, a global energy company based in London from January 2007 to June 2009.  Prior to that, Mr. Young held various senior management positions with Dynegy Inc., including Executive Vice President and Chief Administrative Officer as well as Executive Vice President & President of Global Technology from 1998 to 2005.  He also served as President of Illinois Power Company, Dynegy's electric and gas transmission and distribution company.  Prior to his eight years at Dynegy, Mr. Young served as Chief Information Officer of the US Grocery Division of Campbell Soup Company.  Before that, Mr. Young had a 14-year career with Tenneco Energy, an integrated natural gas transporter and marketer, where he served in a number of senior administrative and commercial management positions, including Chief Information Officer and Executive Director of national accounts.  Mr. Young received a Bachelor of Science degree from Louisiana State University.

On February 18, 2010, Comverge entered into an employment agreement with Mr. Young in connection with his appointment as President and Chief Executive Officer. The agreement was effective as of February 18, 2010 and has a three year term, unless earlier terminated pursuant to the provisions of the agreement.  Mr. Young's employment agreement provides for an annual base salary of $450,000. Mr. Young will also have the opportunity to earn annual cash and equity bonuses based on his achievement of performance criteria established by the Compensation Committee of the Board.  In addition, Mr. Young may also participate in any benefit programs generally applicable to other Comverge employees.

Pursuant to the terms of his employment agreement, Mr. Young also received a stock option award of 368,000 shares of Comverge common stock that will vest and become exercisable in a series of sixteen successive quarterly installments beginning on May 18, 2010, with the final installment vesting on February 18, 2014.  In addition, Mr. Young received a restricted stock award of 92,000 shares of Comverge common stock, of which 46,000 shares are subject to a repurchase right by Comverge until their vesting on February 18, 2012 and 46,000 shares are subject to a repurchase right by Comverge until their vesting on February 18, 2013.  All of these awards will be subject to the terms and conditions of the Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan and are issued pursuant to the restricted stock notice agreement and the option notice agreement currently in use by Comverge for executives generally. Mr. Young may terminate his employment at any time, upon providing thirty (30) days advance notice, with or without Good Reason (as defined in the employment agreement) and Comverge has the right to terminate Mr. Young’s employment agreement with or without Cause (as defined in the employment agreement) at any time.  If Mr. Young’s employment is terminated without Cause or for Good Reason, Mr. Young will be entitled to (i) any unpaid earned salary, medical benefits, vested stock options and vested restricted stock; (ii) any unpaid but earned vacation, (iii) any incurred but unpaid ordinary and necessary business expenses and (iv) severance pay equal to two times his annual base salary and target cash bonus, provided, however, that if such termination occurs concurrently with or within twenty-four (24) months following a Change in Control (as defined in the employment agreement), the severance pay will be equal to three times his annual base salary and target cash bonus.  The agreement contains confidentiality, non-solicitation, and non-compete provisions similar to those found in the agreements with other Comverge executive officers.

There is no arrangement or understanding between Mr. Young and any other persons pursuant to which he was selected as President and Chief Executive Officer.  Mr. Young does not have any family relationships with any director, executive officer or person nominated by Comverge to become a director or executive officer.  There are no relationships between Mr. Young and Comverge or any of Comverge's subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of Mr. Young’s employment agreement is not complete and is qualified in its entirety by reference to text of the employment agreement, a copy of which will be included in a subsequent filing.

Appointment to Board of Directors

On February 18, 2010, the Board appointed Michael D. Picchi as a non-independent director to the Board effectively immediately, in accordance with Comverge's Bylaws and Certificate of Incorporation.  The Board determined that Mr. Picchi shall be a Class I director and as such, shall serve until the 2011 annual meeting of stockholders, subject to the election and qualification of a successor or successors, or until his earlier death, resignation or removal.  Mr. Picchi currently serves as Executive Vice President and Chief Financial Officer of the Company, and prior to Mr. Young’s appointment served as Interim President and Chief Executive Officer the Company.

Mr. Picchi, age 42, joined Comverge in February 2006 as Senior Vice President, Chief Accounting Officer responsible for all accounting functions, and was named Executive Vice President, Chief Financial Officer in June 2006. From July 2004 to February 2006, Mr. Picchi was Senior Vice President – Finance and Controller for publicly-traded PRG-Schultz International, Inc., an audit recovery services firm. From February 2003 to July 2004, Mr. Picchi served as Chief Accounting Officer – Corporate Controller for Randstad North America, the U.S. operations of temporary staffing labor firm, Randstad Holding, B.V. From November 1999 to January 2003, Mr. Picchi served as Vice President – Finance for publicly-traded AirGate PCS, Inc., a Sprint PCS wireless affiliate.  Mr. Picchi began his career at Coopers & Lybrand LLP and is a certified public accountant and chartered financial analyst. He obtained a B.S. in Accounting and an M.B.A. in Finance from Indiana University.

There is no arrangement or understanding between Mr. Picchi and any other person pursuant to which he was selected as a director of the Company.  Mr. Picchi does not have any family relationships with any director, executive officer or person nominated by Comverge to become a director or executive officer. There are no relationships between Mr. Picchi and Comverge or any of Comverge’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Currently, the Board committees are made up of entirely independent directors, as follows: Audit Committee: Alec Dreyer (Chairman), Larry Jones and Scott Ungerer; Compensation Committee: Joe O’Donnell (Chairman), Nora Brownell and Alec Dreyer; and Nominating and Corporate Governance Committee: Nora Brownell (Chairman), Joe O’Donnell, and Scott Ungerer.

Item 7.01 – Regulation FD Disclosure

On February 22, 2010, Comverge issued a press release announcing the appointment of Mr. Young as President and Chief Executive Officer and the appointment of Michael Picchi as a member of the board of directors.  A copy of the press release is furnished as Exhibit 99.1 to this report.

None of the information furnished in Item 7.01 and the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by Comverge under the Securities Act of 1933, as amended, unless specifically indentified therein as being incorporated therein by reference.

Item 9.01 – Financial Statements and Other Exhibits

Exhibit No.	Description
99.1	Press release, dated February 22, 2010 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:         /s/ Michael Picchi
Name:    Michael Picchi
Title:      Executive Vice President and
 Chief Financial Officer

Dated: February 24, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 22, 2010 (furnished herewith)